UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 9, 2013

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WINDGEN ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	0-12968	87-0397815
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

8432 E. Shea Blvd., Suite 101 Scottsdale, Arizona	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 991-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be read in conjunction with the previously filed Financial Statements of WindGen Energy, Inc. (the “Company” or “WindGen”).  The Company has not filed its financial statements with the SEC since September 30, 2012 and is currently out of compliance as a Section 12(g) reporting company. Unaudited financial statements through September 30, 2013 are available from the Company. Such statements are not historical facts and reflect our current views regarding matters such as operations and financial performance. In general, forward-looking statements are identified by such words or phrases as “expects,” “anticipates,” “believes,” “could,” “approximates,” “estimates,” “may,” “intends,” “predicts,” “projects,” “plans,” or “will,” or the negative of those words or other terminology. These statements are not guarantees of future performance and involve certain known and unknown inherent risks, uncertainties and other factors that are difficult to predict; our actual results could differ materially from those expressed in these forward-looking statements, including those risks and other factors described elsewhere in this Form 8-K.  The cautionary factors, risks and other factors presented should not be construed as exhaustive. Other risks not presently known to us, or that we currently believe are immaterial, could also adversely affect our business, financial condition or results of operations.

Each forward-looking statement should be read in context with, and with an understanding of, the various disclosures concerning our business, as well as other public reports filed by us with the United States Securities and Exchange Commission. Readers should not place undue reliance on any forward-looking statement as a prediction of actual results of developments. Except as required by applicable law or regulation, we undertake no obligation to update or revise any forward-looking statement contained in this Form 8-K filing.

Plan of Operation - Wind Energy

Since January 2009, management has refocused the Company on wind energy devices.  On April 17, 2009, we entered into a license agreement (the “License Agreement”) with Wind Sail Receptor, Inc. of Boulder City, Nevada (“WSR”), pursuant to which we were granted the exclusive license to assemble and market WSR’s wind sail receptor energy generation devices using blades of 15 feet or less in length in the United States, Canada, the United Kingdom and the Republic of Ireland, with nonexclusive rights in the rest of the world except Latin America. Under the License Agreement, we were to acquire 100 blades from WSR during the first year after WSR was able to manufacture the blades.

On March 20, 2012, the Company entered into two new agreements with WSR.  These two agreements replaced the exclusive sales and distribution License Agreement previously held by the Company. One agreement is a perpetual Royalty Agreement whereby WSR will pay to the Company a royalty on each Wind Sail Receptor Small Wind Turbine System sold in the United States and Canada.  The royalty amounts payable are $250 for three foot blade diameter units sold, $500 for six foot blade diameter units sold and $1,500 for twelve foot blade diameter units sold. Once the six foot blade diameter units begin selling, the Company will receive the royalty income on a monthly basis. WSR has indicated it expects to have the twelve foot blade diameter units available for sale by the second quarter of 2014. The three foot blade system is still in development inasmuch as WST is co-developing a totally different type of generator that the blade will be attached to.  Once the sale of the twelve foot blade diameter units begins, the royalty income to the Company will significantly increase. A further provision of the new agreement with WSR returned the 1,900,000 restricted shares of the Company’s Common Stock. These shares have been canceled on the books and records of the Company as of December 31, 2011.

WSR recently announced at long last that they now had a source of manufacturing for the turbine used in conjunction with WSR’s blade in both Europe and the United States. WSR now intends to order all components parts for its small wind turbines from vendors in the United States and Europe and will then assemble the units at the new WSR facility in Boulder City, Nevada. It is expected that the first units will be available for delivery to end users during the first quarter of 2014.  WSR intends to focus its marketing efforts on harvesting the energy coming off the large fan mechanisms associated with the HVAC air handling systems located on the roofs of or adjacent to large commercial buildings. These fans run 24/7 at an almost constant wind velocity that will allow the WSR small wind turbines to produce at close to maximum output. WSR is currently organizing testing of the system with various casinos located in Las Vegas. If the testing is successful this application has the potential to produce significant revenue for the Company.

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The second agreement is a Dealer Agreement which awarded the Company a dealership for the exclusive sale and distribution of the Wind Sail Receptor Small Wind Turbines with a blade diameter not to exceed twelve feet for the United Kingdom and the Republic of Ireland. The Company anticipates that at some point during the second quarter of 2014 it will enter into a joint venture in the two territories for the sale, distribution and installation of the small wind turbine systems. Prior to being able to sell the small wind systems, the units will first have to go through a certification process required by the European Union. Marketing focus will be the same as WSR, commercial applications for large air handling units.

Other Alternative Energy Products

Management of the Company is also considering additional products in the alternative energy field in the future.  At such time as management determines that there are other products which the Company may purchase and/or distribute, the Company may change its name in order to better reflect its development of a broader base of clean alternative energy products more clearly.

The Company is currently involved in discussions with a European based technology development company involving a leading edge product associated with energy storage.  There can be no assurance that these discussions will result in a definitive agreement with the Company or that the Company will be successful in obtaining the funds required to complete the acquisition or licensing of the technology under discussion.

Going Concern

The Company’s independent registered public accounting firm has issued a going concern opinion on the Company’s consolidated financial statements for the years ended December 31, 2011 and 2010.  The Company’s liquidity shortage has continued through 2013.

The Company’s continued existence is dependent upon its ability to execute its operating plan and to obtain additional debt or equity financing.  There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.  Management’s operating plan includes pursuing additional fund raising as well as putting in place all the initial requirements in anticipation of the Company beginning operations and generating revenue in 2014.

Company’s Office Location

The Company’s new office address is 8432 E. Shea Blvd., Suite 101, Scottsdale, Arizona 85260. The Company’s phone number remained unchanged.  The Company is occupying approximately 200 square feet of office space at the address on a month-to-month basis.  The landlord is a non-affiliate shareholder of the Company and is not currently charging the Company rent. The Company may pay to the landlord rent in the form of shares of the Company's restricted common stock at some point in the future.

Directors and Executive Officers of the Company

The following table furnishes information concerning the officers and Directors of the Company for the indicated period, and their business backgrounds for at least the last five years:

Name	Age	Position

Ronald Conquest	69	Chairman of the Board, Chief Executive Officer and Director since January 30, 2009

David P. Martin	71	President and Director since April 29, 2009

Wendy Carriere	44	Secretary/Treasurer, Chief Financial Officer and Director since April 21, 2010

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Ronald Conquest - Director, Chairman of the Board and Chief Executive Officer of the Company since January 30, 2009. Over the past four decades, Mr. Conquest has developed a diversified business management background, including ownership and/or operation of, or involvement with, a wide variety of public and private companies in the United States, Canada, Mexico, Brazil, United Kingdom, Costa Rica, Peoples Republic of China, and the Commonwealth of Independent States (former USSR). Mr. Conquest’s executive experience includes Chairman of the Board and CEO level corporate management, along with domestic and international corporate finance with public and private corporations. Mr. Conquest’s corporate structuring background includes corporate mergers, acquisitions and reorganizations, initial public offerings, public shell reverse mergers, corporate public relations and securities market making. He also has experience in concept development, business plan development, business organization, strategic planning, start-up, sales, marketing and promotion, and personnel management. Since 2001, he has acted as a financial consultant with regard to investment and merchant banking and acquisitions and mergers under the trade name. The Conquest Group is located in Phoenix, Arizona. Mr. Conquest was educated at the University of Oklahoma, studying Mathematics and Engineering.

David P. Martin - President and Director since April 29, 2009. From November 1999 to December 2008, Mr. Martin was Vice President of Sales and Marketing for Amerityre Corporation, a publicly traded company located in Boulder City, Nevada, which invents and markets polyurethane tires for non-traditional tire applications. From January 2009 until his appointment with Registrant, Mr. Martin had been retired. From 1979 to 1994, Mr. Martin was a licensed securities broker with Paine Webber, Thomson, McKinnon Securities and Prudential Securities.

Wendy Carriere - Secretary/Treasurer, Chief Financial Officer and Director since April 21, 2010. Ms. Carriere earned a Bachelors of Science Business Administration from the University of Nevada-Las Vegas in 1993. From January 2010 to present, Ms. Carriere was the owner and Chief Executive Officer of Fair Debt Servicing located Southern California, specializing in servicing loans for large institutional investors. From June 2007 to December 2009, Ms. Carriere was President of Nationwide Auction Finance in Southern California, a subsidiary company of publicly traded Entrade. Nationwide originated loans to individuals and provided loan servicing and collections to its own portfolio. From November 2005 to present, she has served as Chief Financial Officer and Controller of Data for Control Corporation in Sacramento, CA, a parent company with subsidiaries specializing in web-based data warehousing, print media publishing and large scale software development. From March 2004 to May 2005, Ms. Carriere was Chief Financial Officer for Newgen Results Corp., a wholly-owned subsidiary of TeleTech located in San Diego with annual revenues of $100M, providing auto dealerships with a complete suite of customer relationship management solutions.

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock, $0.001 par value (the “Common Stock”), of which approximately 52 million shares are currently issued and outstanding. All presently outstanding shares are duly authorized, fully-paid and non-assessable. Each share of the Common Stock is entitled to one vote on all matters to be voted on by the shareholders, such as the election of certain directors and other matters that directly impact the rights of the holders of such class. There is no cumulative voting in the election of directors. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore. In the event of any dissolution, winding up or liquidation of the Company, the shares of Common Stock will share ratably in all the funds available for distribution after payment of all debts and obligations. The holders of Common Stock are subject to any rights that may be fixed for holders of preferred stock as designated upon issuance.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock. The Company’s board of directors designated 1,000,000 shares of this preferred stock as Series A Cumulative Convertible Preferred Stock (“Series A Preferred”) with a par value of $4.50 per share. Holders of the Series A Preferred receive annual cumulative dividends of 8%, payable quarterly, which dividends are required to be fully paid or set aside before any other dividend on any class or series of stock of the Company is paid. Holders of the Series A Preferred receive no voting rights but do receive a liquidation preference of $4.50 per share, plus accrued and unpaid dividends. Series A Preferred stockholders have the right to convert each share of Series A Preferred to the Company’s common stock at a rate of 1.5 common shares to 1 preferred share. During 2010, the Company completed the conversion of three of the four existing 8% Series A cumulative preferred shareholders by issuing 246,834 of the Company’s restricted common shares at a price of $0.50 per share plus a $5,000 cash payment to each preferred shareholder. The conversion of these preferred shares reduced the dividends payable from $64,309 at December 31, 2009 to $17,969 at December 31, 2010. As of December 31, 2011, the total dividends payable on the remaining shares of Series A cumulative preferred is $19,860.

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Stock Options

There are no outstanding stock options at December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDGEN ENERGY, INC.

	By:	/s/ Ronald Conquest
Date: December 9, 2013		Ronald Conquest
Chairman of the Board and Chief Executive Officer

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